MARK IV INDUSTRIES, INC.

                 Prospectus Supplement dated September 10, 1998
                    to the Prospectus dated February 13, 1998


The Selling Holders table contained on pages 16-18 of the Prospectus is hereby supplemented to include additional Selling Holders as indicated in the following table:


                                Aggregate                Number of Shares
                            Principal Amount             of Common Stock
                             of Notes Owned              Issuable Upon
 Name of Selling             and That May be              Conversion of
    Holder                      Sold                    Notes That May be Sold
-------------------        -------------------         ------------------------
Sage Capital (1)              $1,300,000                       39,619



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 (1)   Amended information to Prospectus Supplement dated August 31, 1998.